Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amended Registration Statement on Form S-1/A (No. 333-269782) of our report dated March 28, 2023, relating to the consolidated financial statements of Coeptis Therapeutics Holdings, Inc. (formerly Bull Horn Holdings Corp.) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, which forms part of this Amended Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas

June 12, 2023